Exhibit 99.2

----------------- - 0 VITRU LIMITED Proxy for Extraordinary General Meeting of Shareholders on [*], 2024 Solicited on Behalf of the Board of Directors I/We______________________________________________________________________ Please Print Name(s) of ________________________________________________________________________ Please Print Address(es) being (a) shareholder(s) of the Company hereby appoint ___________________________________ of ____________________________________ or failing him/her ___________________________________ of ____________________________________ or failing him/her the duly appointed chairman of the Meeting (the “Chairman”), with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Extraordinary General Meeting of Shareholders of Vitru Limited (the “Company”), to be held on [*], 2024 at 11 : 00 am (São Paulo Time) at the offices of the Company located at Rodovia José Carlos Daux, 5500 , Torre Jurerê A, 2 nd floor, Saco Grande, Florianópolis, State of Santa Catarina, 88032 - 005 , Brazil, and virtually, and at any adjournments or postponements thereof, as follows : (Continued and to be signed on the reverse side) 1 . 1 14475

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF VITRU LIMITED NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS : The Notice of Meeting, proxy statement and proxy card are available at https://investors.vitru.com.br/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. x Please detach along perforated line and mail in the envelope provided. 00030000000300001000 7 000024 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [*], 2024 GO GREEN e - Consent makes it easy to go paperless . With e - Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste . Enroll today via www . astfinancial . com to enjoy online access . 1 . Resolution : To resolve, as a special resolution, that the Merger and Justification Protocol (the “ Merger Protocol ”) and the Plan of Merger (the “ Plan of Merger ” and, together with the Merger Protocol, the “ Merger Documents ”), each to be entered into by and among Vitru Brasil Empreendimentos, Participações e Comércio S . A . , a corporation ( sociedade anônima ) incorporated under the laws of Brazil, or “ Vitru Brazil ,” and the Company, forms of which are included as exhibits to the registration statement on Form F - 4 filed with the U . S . Securities and Exchange Commission (the “ SEC ”) by Vitru Brazil (File No . 333 - 274353 ) with the U . S . Securities and Exchange Commission (the “ Registration Statement ”) be and are hereby authorized, approved and adopted in all respects ; and that the merger of the Company with and into Vitru Brazil (the “ Merger ”) with Vitru Brazil surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Documents as more fully described in the Registration Statement be and is hereby approved . FOR AGAINST ABSTAIN YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES . WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS . If you do not complete this section, your proxy will vote or abstain at his/her discretion, as he/she will on any other business that may be raised at the EGM. Notice is hereby given that an Extraordinary General Meeting of the Company (the "EGM") will be held virtually and at the offices of the Company located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, State of Santa Catarina on [*], 2024 at 11:00 am (São Paulo time). Whether or not you plan to attend the EGM in person, please promptly complete, date, sign and return the enclosed personalised proxy card attached to this Notice in the enclosed, pre - addressed envelope provided for that purpose so that your vote is received before 11:59 PM (Eastern Time) on [*], 2024. EMAIL - proxy@astfinancial.com FAX - 718 - 765 - 8730 FOR AGAINST ABSTAIN 2 . Resolution : To resolve, as an ordinary resolution, that this extraordinary general meeting of the shareholders of the Company be adjourned to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the other proposal at this extraordinary general meeting of the shareholders of the Company . MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above . Please note that changes to the registered name(s) on the account may not be submitted via this method . Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

VITRU LIMITED

[*], 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST on [*], 2024.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The meeting will be hosted live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/[*] (password: [*]) and be sure to have available the control number.

IN PERSON - You may vote your shares in person by attending the Extraordinary General Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at https://investors.vitru.com.br/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000000300001000 7 000024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

If you do not complete this section, your proxy will vote or abstain at his/her discretion, as he/she will on any other business that may be raised at the EGM.

Notice is hereby given that an Extraordinary General Meeting of the Company (the "EGM") will be held virtually and at the offices of the Company located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, State of Santa Catarina on [*], 2024 at 11:00 am (São Paulo time).

Whether or not you plan to attend the EGM in person, please promptly complete, date, sign and return the enclosed personalised proxy card attached to this Notice in the enclosed, pre-addressed envelope provided for that purpose so that your vote is received before 11:59 PM (Eastern Time) on [*], 2024.

EMAIL - proxy@astfinancial.com

FAX - 718-765-8730

	FOR	AGAINST	ABSTAIN
1. **Resolution**: To resolve, as a special resolution, that the Merger and Justification Protocol (the "**Merger Protocol**") and the Plan of Merger (the "**Plan of Merger**" and, together with the Merger Protocol, the "**Merger Documents**"), each to be entered into by and among Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (*sociedade anônima*) incorporated under the laws of Brazil, or "**Vitru Brazil**," and the Company, forms of which are included as exhibits to the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the "**SEC**") by Vitru Brazil (File No. 333-274353) with the U.S. Securities and Exchange Commission (the "**Registration Statement**") be and are hereby authorized, approved and adopted in all respects; and that the merger of the Company with and into Vitru Brazil (the "**Merger**") with Vitru Brazil surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Documents as more fully described in the Registration Statement be and is hereby approved.	☐	☐	☐
2. **Resolution**: To resolve, as an ordinary resolution, that this extraordinary general meeting of the shareholders of the Company be adjourned to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the other proposal at this extraordinary general meeting of the shareholders of the Company.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.